Exhibit 10.5

Loan No. V_52173

FIXED RATE NOTE

$37,000,000.00	February 10, 2006

FOR VALUE RECEIVED, those entities listed on Exhibit A attached hereto and made a part hereof, having an address at c/o Griffin Capital Corporation, 2321 Rosecrans Avenue, Suite 3290, El Segundo, California 90245 (such entities are hereafter referred to as, individually, a “Borrower” and collectively, the “Borrower,” as the context may require, provided, however, that the context shall always be one which affords the Lender the broadest possible rights and remedies under the Loan Documents and which permits Lender, in its discretion, to enforce the obligations and liabilities hereunder against one or more of the entities comprising the Borrower), each jointly and severally promise to pay to the order of JPMORGAN CHASE BANK, N.A., a banking association chartered under the laws of the United States of America, its successors and assigns (hereinafter referred to as “Lender”), at the office of Lender or its agent, designee, or assignee at 270 Park Avenue, New York, New York 10017, Attention: Loan Servicing, or at such place as Lender or its agent, designee, or assignee may from time to time designate in writing, the principal sum of THIRTY SEVEN MILLION AND NO/100 DOLLARS ($37,000,000.00), in lawful money of the United States of America, with interest thereon to be computed on the unpaid principal balance from time to time outstanding at the Applicable Interest Rate (hereinafter defined) at all times prior to the occurrence of an Event of Default (as defined in the Security Instrument [hereinafter defined]), and to be paid in installments as set forth below. Unless otherwise herein defined, all initially capitalized terms shall have the meanings given such terms in the Security Instrument.

1.  PAYMENT TERMS

Principal and interest due under this Note shall be paid as follows:

(a)        A payment of interest only on the date hereof for the period from the date hereof through February 28, 2006, both inclusive; and

(b)        A constant payment of $217,098.62, on the first day of April, 2006 and on the first day of each calendar month thereafter, up to and including the first day of February, 2016;

with payments under this Note to be applied as follows:

(i) First, to the payment of interest and other costs and charges due in connection with this Note or the Debt, as Lender may determine in its sole discretion; and

(ii) The balance shall be applied toward the reduction of the principal sum;

and the balance of said principal sum, together with accrued and unpaid interest and any other amounts due under this Note shall be due and payable on the first day of March, 2016 or upon earlier maturity hereof whether by acceleration or otherwise (the “Maturity Date”). Interest on the principal sum of this Note shall be calculated on the basis of a three hundred sixty (360) day year and paid for the actual number of days elapsed. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

2.  INTEREST

The term “Applicable Interest Rate” means from the date of this Note through and including the Maturity Date, a rate of five and 80/100 percent (5.80%) per annum.

3.  SECURITY

This Note is secured by, and Lender is entitled to the benefits of, the Security Instrument, the Assignment, the Environmental Agreement, and the other Loan Documents (hereinafter defined). The term “Security Instrument” means the Deed of Trust, Security Agreement and Fixture Filing dated the date hereof given by Borrower for the use and benefit of Lender covering the estate of Borrower in certain premises as more particularly described therein (which premises, together with all properties, rights, titles, estates and interests now or hereafter securing the Debt and/or other obligations of Borrower under the Loan Documents, are collectively referred to herein as the “Property”). The term “Assignment” means the Assignment of Leases and Rents of even date herewith executed by Borrower in favor of Lender. The term “Environmental Agreement” means the Environmental Indemnity Agreement of even date herewith executed by Borrower in favor of Lender. The term “Loan Documents” refers collectively to this Note, the Security Instrument, the Assignment, the Environmental Agreement, and any and all other documents executed in connection with this Note or now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guarantee payment of this Note or pertains to indebtedness evidenced by this Note.

4.  LATE FEE

If any installment payable under this Note (including the final installment due on the Maturity Date) is not received by Lender prior to the tenth (10th) calendar day after the same is due (without regard to any applicable cure and/or notice period), Borrower shall pay to Lender upon demand an amount equal to the lesser of (a) five percent (5%) of such unpaid sum or (b) the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment, and such amount shall be secured by the Loan Documents.

5.  DEFAULT AND ACCELERATION

So long as an Event of Default exists, Lender may, at its option, without notice or demand to Borrower, declare the Debt immediately due and payable. All remedies hereunder, under the Loan Documents and at law or in equity shall be cumulative. In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security for the Debt or to defend against any claims asserted by Borrower arising from or related to the Loan Documents, Borrower also agrees to pay to Lender on demand all costs of collection or defense incurred by Lender, including reasonable attorneys’ fees for the services of counsel whether or not suit be brought.

6.  DEFAULT INTEREST

Upon the occurrence of an Event of Default Borrower shall pay interest on the entire unpaid principal sum and any other amounts due under the Loan Documents at the rate equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) the greater of (i) five percent (5%) above the Applicable Interest Rate or (ii) five percent (5%) above the Prime Rate (hereinafter defined), in effect at the time of the occurrence of the Event of Default (the “Default Rate”). The term “Prime Rate” means the prime rate reported in the Money Rates section of The Wall Street Journal. In the event that The Wall Street Journal should cease or temporarily interrupt publication, the term “Prime Rate” shall mean the daily average prime rate published in another business newspaper, or business section of a newspaper, of national standing and general circulation chosen by Lender. In the event that a prime rate is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index which is readily available and verifiable to Borrower but is beyond Lender’s control. The Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of a sum of money determined by Lender to be sufficient to cure the Event of Default. Amounts of interest accrued at the Default Rate shall constitute a portion of the Debt, and shall be deemed secured by the Loan Documents. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

7.  PREPAYMENT

(a)        The principal balance of this Note may not be prepaid in whole or in part (except with respect to the application of casualty or condemnation proceeds) prior to the Maturity Date. If following the occurrence of any Event of Default, Borrower shall tender payment to Lender or Lender shall receive proceeds (whether through foreclosure or the exercise of the other remedies available to Lender under the Security Instrument or the other Loan Documents), Borrower shall pay in addition to interest accrued and unpaid on the principal balance of this Note and all other sums then due under this Note and the other Loan Documents a prepayment consideration in an amount equal to the greater of (A) one percent (1%) of the outstanding principal balance of this Note at the time such payment or proceeds are received, or (B) (x) the present value as of the date such payment or proceeds are received of the remaining scheduled payments of principal and interest from the date such payment or proceeds are received through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined), less (y) the amount of the payment or proceeds received. The term “Discount Rate” means the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The term “Treasury Rate” means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date the payment or such proceeds are received, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration, which shall be conclusive except in the case of manifest error. Notwithstanding the foregoing, Borrower shall have the additional privilege to prepay the entire principal balance of this Note (together with any other sums constituting the Debt) on any scheduled payment date occurring on or after that date which is three (3) months preceding the Maturity Date without any fee or consideration for such privilege. Except as otherwise expressly provided in subsection (b) below, the prepayment fees provided above shall be due, to the extent permitted by applicable law, under any and all circumstances where all or any portion of this Note is paid prior to the scheduled payment date which is three (3) months prior to the Maturity Date, even if such prepayment results from Lender’s exercise of its rights upon Borrower’s default and acceleration of this Note (irrespective of whether foreclosure proceedings have been commenced), and shall be in addition to any other sums due hereunder or under any of the other Loan Documents. Borrower acknowledges that, in establishing the Applicable Interest Rate, Lender has assumed and taken into account the fact that the loan evidenced hereby will not be prepaid (other than at the times, and on the terms, herein provided) and that there will be no prohibited transfer of the Property or any other event which would cause Lender to accelerate this Note. The foregoing provisions relating to Borrower’s payment of a premium in the event of an acceleration are intended to compensate Lender in the event that this assumption proves to be incorrect. No tender of a prepayment of this Note with respect to which a prepayment fee is due shall be effective unless such prepayment is accompanied by the prepayment fee. If Lender exercises its option to declare the entire unpaid principal balance due and payable and/or causes to be recorded a notice of default in accordance with Section 2924 of the California Civil Code (or any comparable statute of law) following the occurrence of a default, there shall be due and payable (in the absence of reinstatement in accordance with Section 2924c of the California Civil Code or any comparable statute of law), in addition to the unpaid principal balance accrued interest and any other sums due hereunder or under any of the other Loan Documents, a prepayment fee computed as provided in subsection (a) above.

Please initial                             X                                 .

Griffin Capital (Carlsbad Pointe) Investors, LLC, Griffin Capital (Carlsbad Pointe) Investor 1, LLC, Griffin Capital (Carlsbad Pointe) Investor 2, LLC, Griffin Capital (Carlsbad Pointe) Investor 3, LLC, Griffin Capital (Carlsbad Pointe) Investor 4, LLC, Griffin Capital (Carlsbad Pointe) Investor 5, LLC, Griffin Capital (Carlsbad Pointe) Investor 6, LLC, Griffin Capital (Carlsbad Pointe) Investor 7, LLC, Griffin Capital (Carlsbad Pointe) Investor 8, LLC, Griffin Capital (Carlsbad Pointe) Investor 9, LLC, Griffin Capital (Carlsbad Pointe) Investor 10, LLC, Griffin Capital (Carlsbad Pointe) Investor 11, LLC, Griffin Capital (Carlsbad Pointe) Investor 12, LLC, Griffin Capital (Carlsbad Pointe) Investor 13, LLC, Griffin Capital (Carlsbad Pointe) Investor 14, LLC, Griffin Capital (Carlsbad Pointe) Investor 15, LLC, Griffin Capital (Carlsbad Pointe) Investor 16, LLC, Griffin Capital (Carlsbad Pointe) Investor 17, LLC, Griffin Capital (Carlsbad Pointe) Investor 18, LLC, Griffin Capital (Carlsbad Pointe) Investor 19, LLC, Griffin Capital (Carlsbad Pointe) Investor 20, LLC, Griffin Capital (Carlsbad Pointe) Investor 21, LLC, Griffin Capital (Carlsbad Pointe) Investor 22, LLC, Griffin Capital (Carlsbad Pointe) Investor 23, LLC, Griffin Capital (Carlsbad Pointe) Investor 24, LLC, Griffin Capital (Carlsbad Pointe) Investor 25, LLC, Griffin Capital (Carlsbad Pointe) Investor 26, LLC, Griffin Capital (Carlsbad Pointe) Investor 27, LLC, Griffin Capital (Carlsbad Pointe) Investor 28, LLC, Griffin Capital (Carlsbad Pointe) Investor 29, LLC

(b)        If the prepayment results from the application to the Debt of the casualty or condemnation proceeds from the Property, no prepayment consideration will be imposed. Partial prepayments of principal resulting from the application of casualty or condemnation proceeds to the Debt shall not change the amounts of subsequent monthly installments nor change the dates on which such installments are due, unless Lender shall otherwise agree in writing.

(c)        (i)        Notwithstanding any provision of this Section 7 to the contrary, at any time after the earlier of (1) the date which is two years after the “startup day,” within the meaning of Section 860G(a)(9) of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the “Code”), of a “real estate mortgage investment conduit,” within the meaning of Section 860D of the Code, that holds this Note, and (2) a regularly scheduled payment date on or after that date which is four (4) years after the date of the first monthly payment due under Section 1(b), and provided no Event of Default (or any event which with the passage of time or the giving of notice, or both, could become an Event of Default) has occurred under the Security Instrument or under any of the Loan Documents, Borrower may cause the release of the Property (in whole but not in part) from the lien of the Security Instrument and the other Loan Documents upon the satisfaction of the following conditions precedent:

(A)        not less than sixty (60) days prior written notice to Lender specifying a regularly scheduled payment date (the “Release Date”) on which the Defeasance Deposit (hereinafter defined) is to be made;

(B)        the payment to Lender of interest accrued and unpaid on the principal balance of this Note to and including the Release Date;

(C)        the payment to Lender of all other sums, not including scheduled interest or principal payments, then due under this Note, the Security Instrument and the other Loan Documents;

(D)        the payment to Lender of the Defeasance Deposit; and

(E)        the delivery to Lender of:

 (1)        a security agreement, in form and substance satisfactory to Lender, creating a first priority lien on the Defeasance Deposit and the U.S. Obligations (hereinafter defined) purchased on behalf of Borrower with the Defeasance Deposit in accordance with this subparagraph (the “Security Agreement”);

 (2)        a release of the Property from the lien of the Security Instrument (for execution by Lender) in a form appropriate for the jurisdiction in which the Property is located;

 (3)        an officer’s certificate of Borrower certifying that the requirements set forth in this subparagraph (i) have been satisfied;

 (4)        an opinion of counsel for Borrower in form satisfactory to Lender stating, among other things, that defeasance of this Note will not cause any adverse consequences to any REMIC holding the Loan or the holders of any securities issued by the REMIC or result in a taxation of the income from the Loan to such REMIC or cause a loss of REMIC status, and that Lender has a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations purchased by Lender on behalf of Borrower;

 (5)        an opinion of a certified public accountant acceptable to Lender to the effect that the Defeasance Deposit is adequate to provide payment on or prior to, but as close as possible to, all successive scheduled payment dates after the Release Date upon which interest and principal payments are required under this Note (including the amounts due on the Maturity Date) and in amounts equal to the scheduled payments due on such dates under this Note;

 (6)        evidence in writing from the applicable Rating Agencies to the effect that such release will not result in a re-qualification, reduction or withdrawal of any rating in effect immediately prior to such defeasance for any Securities;

 (7)        payment of all of Lender’s expenses incurred in connection with the defeasance including, without limitation, reasonable attorneys fees; and

 (8)        such other certificates, documents or instruments as Lender may reasonably request.

In connection with the conditions set forth in subsection (c)(i)(E) above, Borrower hereby appoints Lender as its agent and attorney-in-fact for the purpose of using the Defeasance Deposit to purchase U.S. Obligations which provide payment on or prior to, but as close as possible to, all successive scheduled payment dates after the Release Date upon which interest and principal payments are required under this Note (including the amounts due on the Maturity Date) and in amounts equal to the scheduled payments due on such dates under this Note (the “Scheduled Defeasance Payments”). Borrower, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations may be made directly to Lender and applied to satisfy the obligations of the Borrower under this Note.

(ii) Upon compliance with the requirements of this subsection (c), the Property shall be released from the lien of the Security Instrument and the pledged U.S. Obligations shall be the sole source of collateral securing this Note. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by subparagraph (c)(i) above and satisfy the Borrower’s obligations under this subsection (c) shall be remitted to the Borrower with the release of the Property from the lien of the Security Instrument.

(iii) For purposes of this subsection (c), the following terms shall have the following meanings:

(A)        The term “Defeasance Deposit” shall mean an amount equal to 100% of the remaining principal amount of this Note, the Yield Maintenance Premium, any costs and expenses incurred or to be incurred in the purchase of the U.S. Obligations necessary to meet the Scheduled Defeasance Payments and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of this Note or otherwise required to accomplish the agreements of this subsection;

(B)        The term “Yield Maintenance Premium” shall mean the amount (if any) which, when added to the remaining principal amount of this Note, will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments; and

(C)        The term “U.S. Obligations” shall mean direct non-callable obligations of the United States of America.

(iv) Upon the release of the Property in accordance with this subsection (c), Borrower shall, at Lender’s request, assign all its obligations and rights under this Note, together with the pledged Defeasance Deposit, to a successor special purpose entity designated by Borrower and approved by Lender in its sole discretion. Such successor entity shall execute an assumption agreement in form and substance satisfactory to Lender in its sole discretion pursuant to which it shall assume Borrower’s obligations under this Note and the Security Agreement. In connection with such assignment and assumption, Borrower shall (x) deliver to Lender an opinion of counsel in form and substance and delivered by counsel satisfactory to Lender in its sole discretion stating, among other things, that such assumption agreement is enforceable against Borrower and such successor entity in accordance with its terms and that this Note, the Security Agreement and the other Loan Documents, as so assumed, are enforceable against such successor entity in accordance with their respective terms, and (y) pay all costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation). In connection with such assignment and assumption, Borrower and any Guarantor may be released of personal liability under the Note and the other Loan Documents, but only as to acts or events occurring after the closing of such assignment and assumption.

(v) Upon the release of the Property in accordance with this subsection (c), Borrower shall have no further right to prepay this Note pursuant to the other provisions of this Section 7 or otherwise.

8.  SAVINGS CLAUSE

This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject

Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of this Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

9.  WAIVERS

(a)        Except as specifically provided in the Loan Documents, Borrower and any endorsers, sureties or guarantors hereof jointly and severally waive presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest and notice of protest and non-payment, all applicable exemption rights, valuation and appraisement, notice of demand, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note and the bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and collateral securing payment hereof. Borrower and any surety, endorser or guarantor hereof agree (i) that the time for any payments hereunder may be extended from time to time without notice and consent, (ii) to the acceptance by Lender of further collateral, (iii) the release by Lender of any existing collateral for the payment of this Note, (iv) to any and all renewals, waivers or modifications that may be granted by Lender with respect to the payment or other provisions of this Note, and/or (v) that additional Borrowers, endorsers, guarantors or sureties may become parties hereto all without notice to them and without in any manner affecting their liability under or with respect to this Note. No extension of time for the payment of this Note or any installment hereof shall affect the liability of Borrower under this Note or any endorser or guarantor hereof even though the Borrower or such endorser or guarantor is not a party to such agreement.

(b)        Failure of Lender to exercise any of the options granted herein to Lender upon the happening of one or more of the events giving rise to such options shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to the same or any other event. The acceptance by Lender of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the options granted herein to Lender at that time or at any subsequent time or nullify any prior exercise of any such option without the express written acknowledgment of the Lender.

10.  EXCULPATION

(a)        Notwithstanding anything in the Loan Documents to the contrary, but subject to the qualifications below, Lender and Borrower agree that:

(i) Borrower shall be liable upon the Debt and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the security therefor; provided, however, that in the event (A) of fraud, willful misconduct or material misrepresentation by Borrower, its general partners, if any, its principals, its affiliates, its agents or by any Guarantor in connection with the loan evidenced by this Note, (B) of a breach or default under Sections 4.3 or 8.3 of the Security Instrument, (C) the Property or any part thereof becomes an asset in a voluntary bankruptcy or insolvency proceeding, (D) the involuntary bankruptcy of a Borrower if such Borrower and its respective Guarantors are not using their best efforts to obtain dismissal of the bankruptcy proceeding or the involuntary bankruptcy of a Borrower which is instituted by another Borrower, (E) the filing by Borrower, its general partners, if any, its managing member, if any, its principal or its Guarantors, or any trustee of any Borrower of any action to partition all or any portion of the Property or any action to compel any sale thereof, or (F) without Lender’s prior consent, the removal or resignation of any Borrower’s general partner, managing member, non-member manager, or designated manager or managing agent with respect to all operating matters including, but not limited to, management and operation of the Property, leasing decisions, tenant improvements, capital improvements and other issues, opening bank accounts for the Borrower with respect to the Property, decisions as to amount and timing of distributions to the Borrower and handling disputes with tax or other governmental authorities for the Property, the limitation on recourse set forth in this Subsection 10(a) will be null and void and completely inapplicable, and this Note shall be with full recourse to Borrower.

(ii) If a default occurs in the timely and proper payment of all or any part of the Debt, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Note or the Security Instrument by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon the Security Instrument, the Other Loan Documents and the interest in the Property, the Rents and any other collateral given to Lender created by the Security Instrument and the Other Loan Documents; provided, however, that any judgment in any action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender. Lender, by accepting this Note and the Security Instrument, agrees that it shall not, except as otherwise herein provided, sue for, seek or demand any deficiency judgment against Borrower in any action or proceeding, under or by reason of or under or in connection with this Note, the Other Loan Documents or the Security Instrument.

(iii) The provisions of this Subsection 10(a) shall not (A) constitute a waiver, release or impairment of any obligation evidenced or secured by this Note, the Other Loan Documents or the Security Instrument; (B) impair the right of Lender to name

Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instrument; (C) affect the validity or enforceability of any indemnity, guaranty, master lease or similar instrument made in connection with this Note, the Security Instrument, or the Other Loan Documents; (D) impair the right of Lender to obtain the appointment of a receiver; (E) impair the enforcement of the Assignment executed in connection herewith; (F) impair the right of Lender to enforce the provisions of Article 11 of the Security Instrument; or (G) impair the right of Lender to obtain a deficiency judgment or judgment on this Note against Borrower if necessary to obtain any insurance proceeds or condemnation awards to which Lender would otherwise be entitled under the Security Instrument; provided, however, Lender shall only enforce such judgment against the insurance proceeds and/or condemnation awards.

(iv) Notwithstanding the provisions of this Article to the contrary, Borrower shall be personally liable to Lender for the Losses it incurs due to: (A) the misapplication or misappropriation of Rents; (B) the misapplication or misappropriation of insurance proceeds or condemnation awards; (C) Borrower’s failure to return or to reimburse Lender for all Personal Property taken from the Property by or on behalf of Borrower and not replaced with Personal Property of the same utility and of the same or greater value; (D) any act of actual waste or arson by Borrower, any principal, affiliate, general partner or member thereof or by any Guarantor; (E) any fees or commissions paid by Borrower to any principal, affiliate, general partner or member of Borrower, or any Guarantor in violation of the terms of this Note, the Security Instrument or the Other Loan Documents; (F) Borrower’s failure to comply with the provisions of Section 11 of the Security Instrument; or (G) for all obligations and indemnities of Borrower under the Environmental Indemnity Agreement (it being agreed that the obligations of the borrower under the Environmental Agreement are not limited by Section 10(a) hereof) relating to hazardous or toxic substances or compliance with environmental laws and regulations to the full extent of any losses or damages (including those resulting from diminution in value of the Property) incurred by Lender as a result of the existence of such hazardous or toxic substances or failure to comply with environmental laws or regulations.

(b)        Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt, owing to Lender in accordance with this Note, the Security Instrument and the Other Loan Documents.

11.  AUTHORITY

Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note and the other Loan Documents and that this Note and the other Loan Documents constitute legal, valid and binding obligations of Borrower. Borrower further represents that the loan evidenced by the Loan Documents was made for business or commercial purposes and not for personal, family or household use.

12.  NOTICES

All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner and be effective as specified in the Security Instrument, directed to the parties at their respective addresses as provided therein.

13.  TRANSFER

Lender shall have the unrestricted right at any time or from time to time to sell this Note and the loan evidenced by this Note and the Loan Documents or participation interests therein. Borrower, at no cost to Borrower, shall execute, acknowledge and deliver any and all instruments requested by Lender to satisfy such purchasers or participants that the unpaid indebtedness evidenced by this Note is outstanding upon the terms and provisions set out in this Note and the other Loan Documents. To the extent, if any, specified in such assignment or participation, such assignee(s) or participant(s) shall have the rights and benefits with respect to this Note and the other Loan Documents as such assignee(s) or participant(s) would have if they were the Lender hereunder. If Lender sells a participation interest in this Note, Lender shall specify one (1) party as the sole contact with Borrower with respect to the Note and the Other Loan Documents and upon whose direction Borrower may rely.

14.  WAIVER OF TRIAL BY JURY

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO (A) ALLEGATIONS THAT A PARTNERSHIP EXISTS BETWEEN LENDER AND BORROWER; (B) USURY OR PENALTIES OR DAMAGES THEREFOR; (C) ALLEGATIONS OF UNCONSCIONABLE ACTS, DECEPTIVE TRADE PRACTICE, LACK OF GOOD FAITH OR FAIR DEALING, LACK OF COMMERCIAL REASONABLENESS, OR SPECIAL RELATIONSHIPS (SUCH AS FIDUCIARY, TRUST OR CONFIDENTIAL RELATIONSHIP); (D) ALLEGATIONS OF DOMINION, CONTROL, ALTER EGO, INSTRUMENTALITY, FRAUD, REAL ESTATE FRAUD, MISREPRESENTATION, DURESS, COERCION, UNDUE INFLUENCE, INTERFERENCE OR NEGLIGENCE; (E) ALLEGATIONS OF TORTIOUS INTERFERENCE WITH PRESENT OR PROSPECTIVE BUSINESS RELATIONSHIPS OR OF ANTITRUST; OR (F) SLANDER, LIBEL OR DAMAGE TO REPUTATION. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

15.  APPLICABLE LAW

This Note shall be governed by and construed in accordance with the laws of the state in which the real property encumbered by the Security Instrument is located (without regard to any conflict of laws or principles) and the applicable laws of the United States of America.

16.  JURISDICTION

BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE IN WHICH THE PROPERTY IS LOCATED IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

17.  NO ORAL CHANGE

The provisions of this Note and the Loan Documents may be amended or revised only by an instrument in writing signed by the Borrower and Lender. This Note and all the other Loan Documents embody the final, entire agreement of Borrower and Lender and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of Borrower and Lender. There are no oral agreements between Borrower and Lender.

18.  LIABILITY

If Borrower consists of more than one person or entity, the obligations and liability of each person or entity hereunder shall be joint and several. Borrower hereby waives and all rights of subrogation, reimbursement, contribution, indemnity or otherwise arising by contract or operation of law, including without limitation any lien rights, from or against any other Borrower until the Loan is paid in full and all Borrower’s obligations under the Loan Documents are fulfilled.

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Executed as of the day and year first above written.

BORROWER:

GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTORS, LLC, a Delaware limited liability company

By:	Griffin Capital Corporation, sole member

	By:	/s/ Kevin A. Shields
Kevin A. Shields
President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 1, LLC,

GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 2, LLC,

GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 3, LLC,

GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 4, LLC,

GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 5, LLC,

GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 6, LLC,

GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 7, LLC,

GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 8, LLC,

GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 9, LLC,

GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 10, LLC,

GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 11, LLC,

GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 12, LLC,

GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 13, LLC,

GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 14, LLC,

GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 15, LLC,

GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 16, LLC,

GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 17, LLC,

GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 18, LLC,

GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 19, LLC,

GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 20, LLC,

GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 21, LLC,

GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 22, LLC,

GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 23, LLC,

GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 24, LLC,

GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 25, LLC,

GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 26, LLC,

GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 27, LLC,

GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 28, LLC,

GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 29, LLC,

each a Delaware limited liability company

By:	Griffin Capital Corporation, its special manager

	By:	Kevin A. Shields
Kevin A. Shields
President